                                                                  Exhibit 4.1


THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (REGISTRATION NO. 333-44747). HOWEVER, NEITHER THE OPTIONS NOR SUCH SECURITIES CAN BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT, OR (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

                         THE TRANSFER OF THIS OPTION IS
                         RESTRICTED AS DESCRIBED HEREIN.

                        ROSEDALE DECORATIVE PRODUCTS LTD.

                          UNDERWRITERS' PURCHASE OPTION

                         100,000 Shares of Common Stock
            and 100,000 Underwriters' Common Stock Purchase Warrants

         THIS CERTIFIES that, for receipt in hand of $100.00 and other value received, J.P. Turner & Company, L.L.C., 3340 Peachtree Road, N.E., Suite 450, Atlanta, Georgia 30326 (hereinafter referred to as the "Holder" or "Underwriter") is entitled to subscribe for and purchase from ROSEDALE DECORATIVE PRODUCTS LTD., a corporation organized under the laws of the Province of Ontario, Canada (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time after ____________, 1999 and before 5:00 P.M. on ______________, 2003, New York time (the "Exercise Period"), 100,000 shares of the Company's Common Stock, no par value per share (the "Shares") at a price of $_____ per share (the "Exercise Price per Share"), and an Underwriters' Common Stock Purchase Warrant or Warrants ("Underwriters' Warrants") for the purchase of an additional 100,000 shares of the Company's Common Stock (the "Warrant Shares") at a price of $_______ per Underwriters' Warrant. This Option may not be sold, transferred, assigned or hypothecated, until _____________, 1999 except that it may be transferred in whole or in part, to (i) either party who is a "Holder" or one or more officers or partners of the Holder (or the officers or partners of any such person); (ii) a successor to the Holder, or the officers or partners of such successor; (iii) a purchaser of substantially all of the assets of the Holder; or (iv) by operation of law. The term "Holder" as used herein shall include any transferee to whom this Option has been transferred in accordance with the above. As used herein the term "Option" shall mean and include this Underwriters' Purchase Option and any option or options of like form and tenor hereafter issued as a consequence of the exercise or transfer of this Option in whole or part.

         Each Underwriters' Warrant shall entitle the holder thereof to purchase Shares at $_____ per share. Each Underwriters' Warrant shall be in the form attached hereto as "Exhibit A" and shall be identical in all material respects to the warrants (the "Public Warrants"), issued pursuant to the Warrant Agreement, dated ___________, 1998 (the "Warrant Agreement"), between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent.
The Underwriters' Warrants shall be subject to redemption by the Company under the same terms and conditions as the Public Warrants pursuant to the Warrant Agreement.

         1.       Term of Exercise.

                  (a) This Option may be exercised during the Exercise Period as to the whole or any lesser number of Shares and Underwriters' Warrants, by the surrender of an Underwriters' Option Certificate for this Option (with the election at the end thereof duly executed) to the Company at its offices at 731 Millway Avenue, Concord, Ontario, Canada L4K 3S8 or such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price (per Share and per Warrant, respectively) multiplied by the number of Shares and Underwriters' Warrants for which this Option is being exercised.

                  (b) For purposes of this Option, the term "Current Market Price" at any date shall be deemed to be: (i) the average of the daily closing prices of the Common Stock or the Public Warrants, as the case may be, for the 20 consecutive trading days immediately preceding such date in reported sales price, or (ii) in case no such reported sale takes place on such date, the last sales price regular way in either case as reported on the principal national securities exchange on which the Common Stock or the Public Warrants, as the case may be, is listed or admitted to trading, or (iii) if the Common Stock or the Public Warrants, as the case may be, is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices regular way for the Common Stock or the Public Warrants, as the case may be, on the Nasdaq National Market System or Nasdaq SmallCap Market of the Nasdaq Stock Market, Inc. (together referred to as "Nasdaq") or (iv) if the Common Stock or the Public Warrants, as the case may be, is not listed or admitted for trading on any national securities exchange and is not reported on NASDAQ or any similar organization, the average of the closing bid and asked prices in the over-the-counter market as furnished by the National Quotation Bureau, Inc. or if no such quotation is available, the fair market value as determined by the Board of Directors in good faith.

         2. Delivery of Certificates to Registered Holder. Upon each exercise of this Option, the Holder shall be deemed to be the holder of record of the Shares and Underwriters' Warrants issuable upon such exercise notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Shares or Underwriters' Warrants shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Option, the Company shall issue and deliver to the Holder a certificate or certificates for the Shares and a certificate or certificates for the Underwriters' Warrants registered in the name of the Holder or its designee. If this option should be exercised in part only, the Company shall, upon surrender of an Underwriters' Option Certificate for this Option for cancellation, execute and deliver a new Underwriters' Option Certificate evidencing the right of the Holder to purchase the balance of the Shares and Underwriters' Warrant (or portions thereof) subject to purchase hereunder.

         3. Option Register. Any Option issued upon the transfer or exercise in part of this Option shall be numbered and shall be registered in an Option Register as they are issued. The Company shall be entitled to treat the registered holder of any Option on the Option Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Option on the part of any other person, and shall not be liable for any registration or transfer of Options which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or participation therein amounts to bad faith. The Options shall be transferable only on the books of the Company upon delivery of an Underwriters' Option Certificate duly endorsed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer in all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver an Underwriters' Option Certificate to the Holder thereof, for another Option, or other options of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Shares (or portions thereof) and Underwriters' Warrants upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause this Option to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder.

         4. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of this Option and the Underwriters' Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Option and the Underwriters' Warrants when paid for in accordance with the respective terms thereof, shall be validly issued, fully paid and nonassessable by the Company.

         5.       Anti-Dilution; Adjustments to Exercise Price.

                  (a) Upon the occurrence of any event (an "Event") as a result of which an adjustment is made to the exercise price (the "Public Exercise Price") of any of the Public Warrants, the number of Shares issuable upon exercise of this Option shall be adjusted to equal thereafter the number of Shares issuable prior to such Event multiplied by a fraction, the numerator of which shall be the Public Exercise Price in effect prior to such Event and the denominator of which shall be the Public Exercise Price subsequent to such Event.

                  (b) Upon each adjustment of the number of Shares issuable upon exercise of this Option pursuant to subparagraph 5(a) above, this Option shall thereupon evidence the right to purchase such number of Shares at the Exercise Price per Share obtained by (1) multiplying the Exercise Price per share in effect immediately prior to the triggering Event by the number of shares then purchasable upon exercise of this Option and (2) dividing the product so obtained by the number of Shares purchasable upon exercise of this Warrant subsequent to the triggering Event.

                  (c) Notwithstanding any other provision of this Option, any adjustment of the exercise price, and/or the number of Warrant Shares purchasable upon the exercise of the Underwriters' Warrants shall be determined solely by the antidilution and other adjustment provisions contained in the Warrant Agreement (which provisions are incorporated herein by reference) as if such Underwriters' Warrants were and had been outstanding on and from _____________, 1998.

                  (d) Whenever there shall be an adjustment as provided in this paragraph 5, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its principal office, which notice shall be accompanied by an officer's certificate setting forth the number and Exercise Price per Share and per Warrant of the Shares and Underwriters' Warrants issuable upon exercise of this Option and the exercise price per Warrant Share and the number of Warrant Shares purchasable upon the exercise of the Underwriters' Warrants after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof.

                  (e) All calculations under this paragraph 5 shall be made to the nearest cent or to the nearest one-thousandth of a Share or Warrant, as the case may be.

                  (f) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of Options. If any fraction of a share would be issuable on the exercise of any Option (or specified portions thereof), the Company, in its sole discretion, shall purchase such fraction for an amount in cash equal to the same fraction of the Current Market Price of such share on the date of exercise of the Option.

         6. Reorganization/Reclassification.

                  (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, such successor, leasing or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Option solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a Holder of the number of shares of Common Stock and the Underwriters' Warrants for which this Option might have been exercised immediately prior to such consolidation, merger, sale, lease or conveyance, and (ii) make effective provision in order to effect such agreement. Such agreement shall provide for adjustment which shall be as nearly equivalent as practicable to the adjustments for which paragraph 5 provides.

                  (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Option (other than a change in par value or from par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Option solely the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock and the Underwriters' Warrants for which this Option might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments for which paragraph 5 provides.

                  (c) The above provisions of this paragraph 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases or conveyances similar to those described in subparagraphs 6(a) and (b).

         7. Notice of Dividends/Distributions. If, in case at any time the Company shall propose:

                  (a) to pay any dividend or make any distribution of shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

                  (b) to issue any rights, warrants or other securities to all holders of Common Stock or Public Warrants entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities; or

                  (c) to effect any reclassification or change or outstanding shares of Common Stock, or any consolidation, merger, sale, lease or conveyance of property, described in paragraph 6; or

                  (d) to effect any liquidation, dissolution, or winding-up of the Company; or

                  (e) to take any other action which would cause an adjustment to the exercise price of the Public Warrants; then, on each such occasion, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Option Register, mailed at least 15 days prior to: (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined; (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock or Public Warrants, as the case may be, shall be entitled to exchange their shares or warrants for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up; or
(iii) the date of such action which would require an adjustment to the Public Exercise Price.

         8. Payment of Taxes. The issuance of any Shares or Underwriters' Warrants or other securities upon the exercise of this Option, and the delivery of certificates or other instruments representing such shares of Common Stock, Warrants or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not due and payable.

         9. Registration Rights. (a) If, at any time after _____________, 1999, and before _____________, 2003, the Company shall file a registration statement (other than on Form S-8, or any successor form) with the Securities and Exchange Commission (the "Commission") while Shares or Underwriters' Warrants are available for purchase upon exercise of this Option or while any Shares, Underwriters' Warrants or Warrant Shares (which have not been so registered) are outstanding, the Company shall give the Holder and all the then registered holders of such Shares, Underwriters' Warrants or Warrant Shares at least 30 days prior written notice of the filing of such registration statement. If requested by the Holder or by any such holder in writing within 20 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Holder or such holder and the underwriting discounts and commissions, if any, payable in respect of the Warrants, Shares, Underwriters' Warrants and Warrant Shares sold by the Holder or any such holder), use its best efforts to register or qualify the Shares, Underwriters' Warrants and Warrant Shares (collectively, the "Underwriters' Securities") of the Holder or any such holders who shall have made such request concurrently with the registration covering such other securities, all to the extent requisite to permit the public offering and sale of the Underwriters' Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Underwriters' Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, the Underwriters' Securities shall not be included in such registration statement or such registration statement shall include only so many of the Underwriters' Securities as will not have such an effect, provided that if any securities of the Company are included in such registration statement for the account of any person other than the Company and the Holder or any such holder, the securities included in such registration statement for such other person shall have been reduced pro rata to the reduction of the Underwriters' Securities which were requested to be included in such registration.

                  (b) If at any time after ____________, 1999 and before ____________, 2003, the Company shall receive a written request from holders of Underwriters' Securities who, in the aggregate, own (or upon exercise of the Option and Underwriters' Warrants, will own) a majority of the total number of shares of Common Stock issued or issuable upon exercise of the Option and the Underwriters' Warrants, the Company shall, as promptly as practicable, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Underwriters' Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable; provided however, that the Company shall only be obligated to file one such registration statement for which all expenses incurred in connection with such registration (other than the fees and disbursements of counsel for the Holder or such holders and underwriting discounts and commissions, if any, payable in respect of the Underwriters' Securities sold by the Holder or any such holder) shall be borne by the Company and one additional such registration statement for which all such expenses shall be paid by the Holder and such holders.

                  (c) In the event of a registration pursuant to the provisions of this paragraph 9, the Company shall use its best efforts to cause the Underwriters' Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder or such holders may reasonably request; provided, however, that the Company shall not be required to (i) qualify to do business in any state by reason of this paragraph 9(c) in which it is not otherwise required to qualify to do business,
(ii) or register or qualify in any state which will impose material burdens on the Company or its principals.

                  (d) The Company shall keep effective any registration or qualification contemplated by this paragraph 9 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Holder or such holders to complete the offer and sale of the Underwriters' Securities covered thereby. The Company shall in no event be required to keep any such registration or qualification effect for a period in excess of nine months from the date on which the Holder and such holders are first free to sell such

Underwriters' Securities; provided, however, that if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Underwriters' Securities beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Underwriters' Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

                  (e) In the event of a registration pursuant to the provisions of this paragraph 9, the Company shall furnish to each of the five largest holders of any Underwriters' Securities included therein such amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as the Holder or such holders may reasonably request in order to facilitate the disposition of the Underwriters' Securities included in such registration.

                  (f) In the event of a registration pursuant to the provisions this paragraph 9, the Company shall furnish to each holder of any Underwriters' Securities so registered with an opinion of its counsel (reasonably acceptable to the Holder) to the effect that (i) the registration statement has become effective under the Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor has the Commission or any state securities authority instituted or threatened to institute any proceedings with respect to such an order, (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, materially complies as to form with the Act and the rules and regulations thereunder (except as to financial statements, including schedules, and other accounting and financial data, as to which counsel need express no opinion), and (iii) such counsel has no knowledge or reason to know of any material misstatement or omission in such registration statement or any prospectus, as amended or supplemented.

                  (g) The Company agrees that until all the Underwriters' Securities have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Underwriters' Securities to sell such securities under Rule 144.

         10.      Indemnification.

                  (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Holder, any holder of any of the Underwriters' Securities, their officers, directors, partners, employees, agents and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage and expense whatsoever (which shall include, for all purposes of this paragraph 10, but not be limited to, reasonable attorneys' fees and any and all expense whatsoever reasonably incurred, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or (B) in any application or other document or communication (in this paragraph 10 collectively called an "application") executed by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Underwriters' Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Holder or any holder of any of the Underwriters' Securities by or on behalf of such Holder or Holders, or such other holder, exclusively for inclusion in any such preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant or agreement of the Company to indemnify, which shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Option.

                  If any action is brought against the Holder or any holder of any of the Underwriters' Securities or any of its officers, directors, partners, employees, agents or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have other than pursuant to this paragraph 10(a) except to the extent that it has been harmed in any material respect by such failure) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or in addition to those available to the Company, if any, in which events the reasonable fees and expenses of such counsel shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph 10 (a) to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.

                  (b) The Holder and any other holder of Underwriters' Securities agree to indemnify and hold harmless the Company, each director of the Company, each officer of the

Company who shall have signed any registration statement covering Underwriters' Securities held by the Holder and such other holder and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Holder and such other holder in paragraph 10(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder or such other holder by or on behalf of the Holder or such other holder expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder pursuant to this paragraph 10(b), the Holder and such other holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of paragraph 10(a).

                  (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to paragraph 10(a) or 10(b) (subject to the limitations thereof) but is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement and any controlling person of the Company), as one entity, and the Holder and any holder of any of the Underwriters' Securities included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and the Holder or any such holder in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company, by the Holder or by any holder of Underwriters' Securities included in such registration, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Holder or any such other holder of the Underwriters' Securities for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this paragraph 10(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this paragraph 10(c), each person, if any, who controls the Holder or any holder of any of the Underwriters' Securities within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent and counsel of each such person, shall have the same rights to contribution as such person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent and counsel of each such person, shall have the same rights to contribution as such person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph 10(c). Anything in this paragraph 10(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This paragraph 10(c) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

                  (d) Th provisions of this paragraph 10 shall survive regardless of the expiration, exercise or surrender of this Option.

         11. Legend. The securities issued upon exercise of this Option shall be subject to a stop transfer order and, when Company's counsel deem appropriate, the certificate or certificates evidencing any such securities shall bear the following legend:

       "THE SHARES [OR OTHER SECURITIES] REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. HOWEVER, SUCH SHARES [OR OTHER SECURITIES] CANNOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT, OR (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

         12. Lost Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Option (and upon surrender of any Option if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Option of like date, tenor and denomination.

         13. No Rights as Shareholder. No Holder of any Option shall have, solely on account of such status, any rights of a shareholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Option.

         14. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                  (a) If to the registered holder of this Option, to the address of such holder as shown on the books of the Company; or

                  (b) If to the Company, to the address set forth in Paragraph l(a) of this Option; or

                  (c) if to the Holder, to the address set forth on the first page of this Option.

         15. Governing Law. This Option shall be construed in accordance with the laws of the State of Georgia, without giving effect to conflict of laws.

Dated:                 , 1998
      ----------------

                                    ROSEDALE DECORATIVE PRODUCTS LTD.

                                    By:
                                        -----------------------------------
                                          Name:
                                          Title:

[Seal]
------------------------------
Secretary

THESE SECURITIES MAY NOT BE PUBLICLY OFFERED OR SOLD UNLESS AT THE TIME OF SUCH OFFER OR SALE, THE PERSON MAKING SUCH OFFER OR SALE DELIVERS A PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE SECURITIES ACT OF 1933, AS AMENDED, FORMING A PART OF A REGISTRATION STATEMENT, OR POST-EFFECTIVE AMENDMENT THERETO, WHICH IS EFFECTIVE UNDER SAID ACT, OR UNLESS IN THE OPINION OF COUNSEL TO THE CORPORATION, SUCH OFFER AND SALE IS EXEMPT FROM THE APPLICABLE PROVISIONS OF SECTION 5 OF SAID ACT.

                   UNDERWRITERS' COMMON STOCK PURCHASE WARRANT

            For the Purchase of Shares of Common Stock, no par value,
                                       of
                        ROSEDALE DECORATIVE PRODUCTS LTD.

                       Incorporated Under the Laws of the
                           Province of Ontario, Canada

                   Void After 5 P.M. New York, New York, time
                             on ______________, 2003

No. 001                                       Warrant to Purchase 100,000 Shares

         THIS IS TO CERTIFY, that, for value received, J. P. Turner & Company, L.L.C., a limited liability Georgia corporation (the "Underwriter"), or registered assigns, is entitled, subject to the terms and conditions hereinafter set forth, on or after ___________, 1999, and at any time prior to 5:00 P.M., New York, New York, time on _____________, 2003, but not thereafter, to purchase the number of shares set forth above (the "Shares") of common stock, no par value (the "Common Stock") of ROSEDALE DECORATIVE PRODUCTS, LTD., a corporation organized under the laws of the Province of Ontario, Canada (the "Corporation"), from the Corporation upon payment to the Corporation of $______ per share (the "Purchase Price"), if and to the extent this Warrant is exercised, in whole or in part, during the period this Warrant remains in force, subject in all cases to adjustment as provided in Article II hereof, and to receive certificates representing the Common Stock so purchased, upon presentation and surrender to the Corporation of this Warrant, with the form of subscription attached hereto duly executed, and accompanied by payment of the Purchase Price of each share of Common Stock purchased as provided herein.


                        ARTICLE I -- TERMS OF THE WARRANT

         Section 1.01 Subject to the provisions of Sections 1.05 and 3.01 hereof, this Warrant may be exercised at any time and from time to time after 9:00 A.M., New York, New York, time, on ____________, 1999 (the "Exercise Commencement Date"), but no later than 5:00 P.M., New York, New York, time on ___________, 2003 (the "Expiration Time"). If __________, 2003 is a day on which banking institutions are authorized by law to close, then the date on which this Warrant shall expire shall be the next succeeding day which shall not be such a day. If this Warrant is not exercised on or before the Expiration Time it shall become void, and all rights hereunder shall thereupon cease.

         Section 1.02 (a) The holder of this Warrant (the "Holder") may exercise this Warrant, in whole or in part, upon surrender of this Warrant with the form of subscription attached hereto duly executed, to the Corporation at its corporate office located at 731 Millway Avenue, Concord, Ontario, Canada L4K3S8, together with the full Purchase Price for each share of Common Stock to be purchased in lawful money of the United States, or by check, bank draft or postal or express money order payable in United States dollars to the order of the Corporation, and upon compliance with and subject to the conditions set forth herein.

                      (b) Upon receipt of this Warrant with the form of subscription duly executed and accompanied by payment of the aggregate Purchase Price for the Shares for which this Warrant is then being exercised, together with all taxes applicable upon such exercise, the Corporation shall cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised in such denominations as are required for delivery to the Holder, and the Corporation shall thereupon deliver such certificates to the Holder or its nominee.

                      (c) In case the Holder shall exercise this Warrant with respect to less than all of the shares of Common Stock that may be purchased under this Warrant, the Corporation shall execute a new Warrant for the balance of the shares of Common Stock that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Holder.

                      (d) The Corporation covenants and agrees that it will pay when due and payable any and all taxes that may be payable in respect of the issue of this Warrant, or the issue of any shares of Common Stock, upon the exercise of this Warrant. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or of the shares of Common Stock, in a name other than that of the Holder at the time of surrender, and until the payment of such tax the Corporation shall not be required to issue such shares of Common Stock.

         Section 1.03 This Warrant may be split-up, combined or exchanged for another Warrant or Warrants of like tenor to purchase a like aggregate number of shares. If the Holder desires to split-up, combine, or exchange this Warrant, he shall make such request in writing delivered to the Corporation at its corporate office and shall surrender this Warrant and any other Warrants to be so split-up, combined or exchanged at such office. Upon any such surrender for a split-up, combination or exchange, the Corporation shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Corporation shall not be required to effect any split-up, combination or exchange that will result in the issuance of a Warrant entitling the Holder to purchase upon exercise a fraction of the shares of Common Stock. The Corporation may require the holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

         Section 1.04 Prior to due presentment for registration or transfer of this Warrant, the Corporation may deem and treat the Holder, as registered on the books of the Corporation maintained for that purpose, as the absolute owner of this Warrant (notwithstanding any endorsement or notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes and the Corporation shall not be affected by any notice to the contrary.

         Section 1.05 Prior to _________, 1999, this Warrant may not be sold, hypothecated, exercised, assigned, or transferred, except to any member of the National Association of Securities Dealers, Inc. participating in the offering contemplated in Section 3.01 hereof and to individuals who are the bona fide officers or partners of the Underwriter or such members, or any successor to their respective businesses or pursuant to the laws of descent and distribution, and thereafter and until its expiration shall be assignable and transferable in accordance with and subject to the provisions of the Securities Act of 1933, as amended (the "Act"), if this Warrant is exercised immediately upon assignment or transfer. If this Warrant is not exercised immediately upon assignment or transfer, this Warrant shall lapse.

         Section 1.06 Any assignment permitted hereunder shall be made by surrender of this Warrant to the Corporation at its principal office with the form of assignment attached hereto duly executed and funds sufficient to pay any transfer tax. In such event, the Corporation shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation thereof at the corporate office of the Corporation together with a written notice signed by the Holder, specifying the names and denominations in which such new Warrants are to be issued.

         Section 1.07 Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Corporation. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following shall occur:

                  (i) the Corporation shall declare any dividend payable in stock to the holders of its Common Stock or make any other distribution in property other than cash to the holders of its Common Stock; or

                  (ii) the Corporation shall offer to the holders of its Common Stock rights to subscribe for or purchase any shares of any class of stock or any other purchase any shares of any class of stock or any other rights or options or securities exchangeable for or convertible into shares of any class of stock; or

                  (iii) the Corporation shall effect any reclassification of its Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization, or any consolidation or merger (other than a merger in which no distribution of securities or other property is made to holders of Common Stock), or any sale, transfer or other disposition of its property, assets and business substantially as an entirety, or the liquidation, dissolution or winding up of the Corporation; or

                  (iv) except as set forth in the Corporation's Final Prospectus dated ____________, 1998, the Corporation shall issue any shares of Common Stock in exchange for shares of preferred stock or indebtedness of the Corporation, other than upon conversion of such shares of preferred stock or indebtedness; then, in each such case, the Corporation shall cause notice of such proposed action to be mailed to the Holder. Such notice shall specify (i) the date on which the books of the Corporation shall close, or a record be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution, winding up or exchange shall take place or commence, as the case may be, (ii) the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed (on such date in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the right to exercise this Warrant shall terminate), and
(iii) such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the kind and amount of the Common Stock and other securities and property deliverable upon exercise of this Warrant. Such notice shall be mailed in the case of any action covered by Subsection 1.07(a) and 1.07(b) above, at least ten
(10) days prior to the record date of determining holders of the Common Stock for purposes of receiving such payment or offer, and in the case of any action covered by Subsection 1.07(c) or 1.07(d) above, at least ten (10) days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of Common Stock entitled to receive such securities or other property.

                      Without limiting the obligation of the Corporation to provide notice to the Holder of actions hereunder, it is agreed that failure of the Corporation to give notice shall not invalidate such action of the Corporation.

         Section 1.08 If this Warrant is lost, stolen, mutilated or destroyed, the Corporation shall, on such reasonable terms as to indemnity or otherwise as it may impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant, which shall thereupon become void. Any such new Warrant shall constitute an independent contractual obligation of the Corporation, whether or not the Warrant so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         Section 1.09 (a) The Corporation covenants and agrees that at all times it shall reserve and kept available for the exercise of this Warrant such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant.

                      (b) Prior to this issuance of any shares of Common Stock upon exercise of this Warrant, the Corporation shall secure the registration of such shares and listing of such securities upon any securities exchange including NASDAQ upon which the shares of the Corporation's Common Stock may at the time be listed for trading, if any.

                      (c) The Corporation covenants that all shares of Common Stock, when issued upon the exercise of this Warrant, will be validly issued, fully paid, nonassessable and free of preemptive rights.

                   ARTICLE II -- ADJUSTMENT OF PURCHASE PRICE
                      AND NUMBER OF SHARES OF COMMON STOCK
                            PURCHASABLE UPON EXERCISE

         Section 2.01 Subject to the provisions of this Article II, the Purchase Price in effect from time to time as it relates to the shares of Common Stock shall be subject to adjustment as follows:

                      (a) In the case the Corporation shall (i) declare a dividend or make a distribution on the outstanding shares of its Common Stock in shares of its Common Stock, (ii) subdivide the outstanding shares of its Common Stock into a greater number of shares, (iii) combine the outstanding shares of its Common Stock into a smaller number of shares, (iv) issue any shares of its Common Stock shares, except as contemplated by the Final Prospectus dated __________, 1998, (v) issue any shares of its Common Stock by reclassification of the Common Stock, then in each case the Purchase Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification. Any shares of Common Stock of the Corporation issuable in payment of a dividend shall be deemed to have been issued immediately prior to the record date for such dividend.

                      (b) All calculations under this Section 2.01 shall be made to the nearest whole cent.

         Section 2.02 No adjustment in the Purchase Price in accordance with the provisions of Subsection 2.01(a) hereof need be made if such adjustment would amount to a change of less than 1% in such Purchase Price; provided that the amount by which any adjustment is not made by reason of the provisions of this Section 2.02 shall be carried forward and taken into account at the time of any subsequent adjustment in the Purchase Price.

         Section 2.03 Upon each adjustment of the Purchase Price pursuant to Subsection 2.01(a) each Warrant shall thereupon evidence the right to purchase shares of Common Stock comprised of the same number of Warrants and that number of shares of Common Stock (calculated to the nearest whole share or Warrant, as the case may be) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment and dividing the product so obtained by the Purchase Price in effect immediately after such adjustment.

         Section 2.04 In case of any capital reorganization, other than in the cases referred to in Section 2.01 hereof, or the consolidation or merger of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the merger or consolidation in which the Corporation is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of the outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of the property of the Corporation as an entirety or substantially as an entirety, or the conversion, however effected, of the Corporation into another form of entity (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of any Warrant (as to the shares of Common Stock subject thereto and in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock that would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Corporation, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Warrant holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants. The Corporation shall not effect any such Reorganization, unless upon or prior to the consummation thereof the successor entity, or if the Corporation shall be the surviving entity in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or other property as the Holder shall be entitled to purchase in accordance with the foregoing provisions. In the event of a sale or conveyance or other transfer of all or substantially all of the assets of the Corporation as a part of a plan for liquidation of the Corporation, all rights to exercise any Warrant shall terminate on the date such sale or conveyance or other transfer is to be consummated.

         Section 2.05 The Corporation may select a firm of independent certified public accountants acceptable to the Holder hereof, which selection may be changed from time to time, to verify the computations made in accordance with this Article II. The certificate, report or other written statement of any such firm shall be conclusive evidence of the correctness of any computation made under this Article II.

         Section 2.06 Irrespective of any adjustments pursuant to this Article II, Warrants theretofore or thereafter issued need not be amended or replaced, but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments.

         Section 2.07 The Corporation shall not be required upon the exercise of any Warrant to issue fractional shares of Common Stock that may result from adjustments in accordance with this Article II to the Purchase Price or number of shares of Common Stock purchasable under each Warrant. If more than one Warrant is exercised at one time by the same Holder, the number of full shares of Common Stock that shall be deliverable shall be computed based on the number of shares of Common Stock deliverable in exchange for the aggregate number of Warrants exercised. With respect to any final fraction of a share called for upon the exercise of any Warrant or Warrants, the Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the market value of a share of Common Stock on the business day next preceding the date of such exercise. The Holder, by his acceptance of the Warrant, shall expressly waive any right to receive any fractional share of Common Stock upon exercise of the Warrants. For the purposes of this Section 2.07, the market price per share of Common Stock or price per Warrant at any date shall mean the last reported sale price regular way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock are admitted to trading or listed if that is the principal market for the

Common Stock or if not listed or admitted to trading on any national securities exchange or if such national security exchange is not the principal market for the Common Stock, the closing bid price (or closing sales price, if reported) as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or its successor, if any. If the price of the Common Stock is not so reported, then such market price shall mean the last known price paid per share, by a purchaser of such stock in an arms' length transaction. All calculations under this Section 2.07 shall be made to the nearest 1/100th of a share.

         Section 2.08 In no event shall the Purchase Price be adjusted below the par value per share of the Common Stock.

          ARTICLE III -- REGISTRATION UNDER THE SECURITIES ACT OF 1933

         Section 3.01 The sale of the shares of Common Stock issuable upon exercise of this Warrant have been registered under the Act in the Corporation's Registration Statement on Form SB-2, SEC File No. 333-44747 (the "Registration Statement").

                      Upon exercise, in part or in whole, of this Warrant, the certificates representing the Common Stock shall bear the following legend:

   "THE SHARES (OR WARRANTS, AS APPLICABLE) REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SOLELY FOR SALE TO THE HOLDER OF A WARRANT TO PURCHASE, WHICH HOLDER MAY BE DEEMED TO BE AN UNDERWRITER OF SUCH SHARES WITHIN THE PROVISIONS AND FOR PURPOSES ONLY OF THE SECURITIES ACT OF 1933, AS AMENDED. THE ISSUER OF THESE SHARES WILL AGREE TO A TRANSFER HEREOF ONLY IF (1) AN AMENDED OR SUPPLEMENTED PROSPECTUS SETTING FORTH THE TERMS OF THE OFFER HAS BEEN FILED AS PART OF A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT UNDER WHICH THESE SHARES ARE REGISTERED OR AS PART OF A NEW REGISTRATION STATEMENT, IF THEN REQUIRED, AND SUCH POST-EFFECTIVE AMENDMENT OR NEW REGISTRATION STATEMENT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) COUNSEL TO THE ISSUER IS SATISFIED THAT NO SUCH POST-EFFECTIVE AMENDMENT OR NEW REGISTRATION STATEMENT IS REQUIRED."

                  The Corporation agrees that it shall be satisfied that no post-effective amendment or new registration statement is required for the public sale of the shares of Common Stock if it shall be presented with a letter from the Staff of the Securities and Exchange Commission (the "Commission") stating in effect that, based upon stated facts that the Corporation shall have no reason to believe are not true in any material respect, the Staff of the Commission will not recommend any action to the Commission if such shares are offered and sold without delivery of a prospectus, and that, therefore, no post-effective amendment to the Registration Statement under which the sale of such shares is registered or new registration statement is required to be filed.

         Section 3.02 The Corporation understands and agrees that if at any time during the period referred to above it should file a registration statement or offering statement pursuant to the Act for a public offering of securities, the Corporation, at its own expense, will offer to the Holder the opportunity to register or qualify the offering and sale of the shares of Common Stock. Registration Rights set forth in Section 9 of the Underwriters' Purchase Option Agreement are incorporated by reference and made a part hereof. This paragraph is not applicable to a registration statement filed with the Commission on Form S-4 or S-8, or any successor Forms.

         Section 3.03 In connection with any registration under Section 3.02 hereof, the Corporation covenants and agrees as follows:

                      (a) The Corporation shall use its best efforts to have any post-effective amendment or new registration statement declared effective at the earliest possible time, and shall furnish such number of prospectuses as shall reasonably be requested by the Holder selling Shares.

                      (b) The Corporation shall pay all costs, fees, and expenses in connection with all post-effective amendments or new registration statements under Section 3.02 hereof including, without limitation, the Corporation's legal and accounting fees, printing expenses, blue sky fees and expenses, except that the Corporation shall not pay any of the following costs, fees or expenses: (i) underwriting discounts and commissions allocable to the shares of Common Stock, (ii) state transfer taxes, (iii) brokerage commissions and (iv) fees and expenses of counsel and accountants for the Holder of the Warrant and/or Shares.

                      (c) The Corporation will take all necessary action to qualify or register the Securities included in a post-effective amendment or new registration statement for offering and sale under the securities or blue sky laws of such states as are requested by the holders of such Securities, provided that the Corporation shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the law of any such jurisdiction.

                      (d) The Holder shall be entitled to pay the Purchase Price for the Securities purchasable upon the exercise of this Warrant out of the proceeds of any sale of the Securities purchasable upon their exercise, provided such exercise and sale occur simultaneously.

         Section 3.04 (a) The Corporation shall indemnify and hold harmless each person registering the sale of Securities pursuant to this Article III
(the "Seller") and each underwriter, within the meaning of the Act, who may purchase from or sell for any Seller any of the Securities from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any post-effective amendment or new registration statement or any supplemented prospectus under the Act included therein required to be filed or furnished by reason of Section 3.02, or caused by any omission or alleged omission to state therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Corporation by such Seller or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such Seller or underwriter within the meaning of the Act;
provided, however, that the indemnity agreement by the Corporation set forth in this Section 3.04 with respect to any prospectus that shall be subsequently amended or supplemented prior to the written confirmation of the sale of any securities shall not inure to the benefit of any Seller or underwriter from whom the person asserting such securities that are the subject thereof (or to the benefit of any person controlling such Seller or underwriter), if such Seller or underwriter failed to send or give a copy of the prospectus as amended or supplemented to such person at or prior to written confirmation of the sale of such securities to such person and if such amended or supplemented prospectus did not contain any untrue statement or alleged untrue statement or omission or alleged omission giving rise to such cause, claim, damage or liability.

                      (b) Each Seller that avails itself of the procedures under
Article III shall indemnify, and secure the agreement of any underwriter which the Seller employs to indemnify, the Corporation, its directors, each officer signing the related post-effective amendment or registration statement and each person, if any, who controls the Corporation within the meaning of the Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any post-effective amendment or registration statement or any prospectus required to be filed or furnished by reason of Section 3.02, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Corporation by any such Seller or underwriter expressly for use therein.

         Section 3.05 The agreements in this Article III shall continue in effect regardless of the exercise and surrender of this Warrant.


                           ARTICLE IV -- OTHER MATTERS

         Section 4.01 The Corporation will from time to time promptly pay, subject to the provisions of paragraph (4) of Section 1.02 hereof, all taxes and charges that may be imposed upon the Corporation in respect of the issuance or delivery of this Warrant or the shares of Common Stock purchasable upon the exercise of this Warrant.

         Section 4.02 All the covenants and provisions of this Warrant by or for the benefit of the Corporation shall bind and inure to the benefit of it successors and assigns hereunder.

         Section 4.03 Notices or demands pursuant to this Warrant to be given or made by the Holder to or on the Corporation shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Corporation, as follows:

                    Rosedale Decorative Products, Ltd.
                    731 Millway Avenue
                    Concord, Ontario
                    Canada L4K 3S8

Notices to the Holder provided for in this Warrant shall be deemed given or made by the Corporation if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed to the Holder at his last known address as it shall appear on the books of the Corporation.

         Section 4.04 The validity, interpretation and performance of this Warrant shall be governed by the substantive laws of the State of Georgia.

         Section 4.05 Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Corporation and the Holder any right, remedy or claim under promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Corporation and its successors and of the Holder, its successors and, if permitted, its assignees.

         Section 4.06 The headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

         IN WITNESS WHEREOF, this, Warrant has been duly executed by the Corporation under its corporate seal as of the ___ day of __________, 1998.

                                       ROSEDALE DECORATIVE PRODUCTS, LTD.


                                       By:   /s/ Sidney Ackerman
                                           -------------------------------
                                           Name:    Sidney Ackerman
                                           Title:   President

Attest:


----------------------------------
                       , Secretary
-----------------------

                       ROSEDALE DECORATIVE PRODUCTS, LTD.

                                Subscription Form

(To be executed by the registered holder to exercise the right to purchase Common Stock evidenced by the foregoing Warrant)

Rosedale Decorative Products, Ltd.
731 Millway Avenue
Concord, Ontario
Canada L4K 3S8

         The undersigned hereby irrevocably subscribes for the purchase of _____ shares of your Common Stock pursuant to and in accordance with the terms and conditions of this Warrant No. ___, and herewith makes payment, covering the purchase of such Shares. Certificates for the shares of Common Stock should be delivered to the undersigned at the address stated below. If such number of shares of Common Stock shall not be all of the Shares purchasable hereunder, please deliver a new Warrant of like tenor for the balance of the remaining Shares purchasable hereunder to the undersigned at the address stated below.

         The undersigned agrees that: (1) the undersigned will not offer, sell, transfer or otherwise dispose of any such shares of Common Stock being purchased hereunder unless either (a) a registration statement, or post-effective amendment thereto, covering the sale of such shares of Common Stock has been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of Section 10 of the Act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the sale of the shares of Common Stock to be sold, transferred or otherwise disposed of, or (b) counsel acceptable to Rosedale Decorative Products Ltd. and satisfactory to the undersigned has rendered an opinion acceptable to the Company in writing and addressed to the Company that such proposed offer, sale, transfer or other disposition of the shares of Common Stock is exempt from the provisions of
Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition; (2) the Company may notify the transfer agent for its Common Stock that the certificates for the Common Stock acquired by the undersigned pursuant hereto are not to be transferred unless the transfer agent receives advance from the Company that one or both of the conditions referred to in (1)(a) and (1)(b) above have been satisfied; and (3) the Company may affix the legend set forth in Section 3.01 of this Warrant to the certificates for shares of Common Stock hereby subscribed for and purchasable upon exercise of the Warrants, if such legend is applicable.

Dated:                                          Signed:
      ---------------------------                       ----------------------

Signature guaranteed:                           Address:
                                                        ----------------------
                                                        ----------------------
                                                        ----------------------

                        ROSEDALE DECORATIVE PRODUCTS LTD.

                                 Assignment Form

(To be executed by the registered holder to effect assignment of the foregoing warrant)

FOR VALUE RECEIVED _________________________________ hereby sells, assigns and transfers unto _________________________________ the right to purchase _____
shares of Common Stock, no par value per share on the terms and conditions set forth therein, and does hereby irrevocably constitute and appoint ______________________________________ and/or its transfer agent Attorney, to transfer on the books of the Corporation Warrants representing such rights, with full power of substitution.

Dated:
      ---------------------------

                                          Signed:
                                                 ----------------------------


Signature guaranteed:


---------------------------------

THE UNDERWRITERS' PURCHASE OPTION REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE UNDERWRITERS' OPTIONS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE UNDERWRITERS' PURCHASE OPTION AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                  5:00 P.M., NEW YORK TIME, _____________, 2003

                         No. U.0.1 Underwriter's Options


                    Underwriter's Purchase Option Certificate

         This Underwriter's Purchase Option Certificate certifies that J. P. Turner & Company, LLC, or registered assigns (the "Holder" or "Holders"), is the registered holder of options (the "Underwriter's Options") under an Underwriters' Purchase Option Agreement (the "Underwriters' Purchase Option Agreement") dated as of _____________, 1998 between Rosedale Decorative Products Ltd. (the "Company") and the Holder to purchase initially, at any time from ____________, 1999 until 5:00 p.m. New York time on _____________, 2003
("Expiration Date"), up to 100,000 shares at a price of $______ (the "Exercise Price Per Share") and 100,000 Underwriters' Warrants at a price of $_______ per Warrant (the "Exercise Price Per Warrant") upon surrender of this Underwriter's Option Certificate and payment of the aggregate amount of the Exercise Price Per Share and Warrant (collectively, the "Exercise Price") at an office or agency of the Company, but subject to the conditions set forth herein and in the Underwriters' Purchase Option Agreement. Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

         No Underwriter's Option may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Underwriter's Options evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         The Underwriter's Options evidenced by this Underwriter's Purchase Option Certificate are part of a duly authorized issue of warrants pursuant to the Underwriter's Purchase Option Agreement, which Underwriter's Purchase Option Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holder of the Underwriter's Options.

         The Underwriter's Purchase Option Agreement provides that upon the occurrence of certain events the Exercise Price per share and number of shares issuable upon execution thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the Holder, issue a new Underwriter's Purchase Option Certificate evidencing the adjustment in the exercise price and the number and/or type of securities issuable upon the exercise of the Underwriter's Options; provided, however, that the failure of the Company to issue such new Underwriter's Option Certificates shall not in any way change, alter or otherwise impair, the rights of the holder as set forth in the Underwriters Purchase Option Agreement.

         Upon due presentment for registration of transfer of this Underwriter's Purchase Option Certificate at an office or agency of the Company, a new Underwriter's Purchase Option Certificate or Underwriter's Purchase Option Certificates of like tenor and evidencing in the aggregate a like number of Underwriter's Options shall be issued to the transferees in exchange for this Underwriter's Purchase Option Certificate, subject to the limitations provided herein and in the Underwriter's Purchase Option Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Underwriter's Options evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Underwriter's Purchase Option Certificate representing such numbered unexercised Underwriter's Options.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Underwriter's Purchase Option Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All defined terms used in this Underwriter's Purchase Option Certificate shall have the meanings assigned to them herein or if not differently defined herein, in the Underwriter's Purchase Option Agreement.

         IN WITNESS WHEREOF, the Company has caused this Underwriter's Purchase Option Certificate to be duly executed under its corporate seal.

Dated as of _________________, 1998
                                         ROSEDALE DECORATIVE PRODUCTS LTD.

[SEAL]                                   By:
Attest:                                     ------------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                 -------------------------------

------------------------------
Secretary

                         [FORM OF ELECTION TO PURCHASE]


         The undersigned hereby irrevocably elects to exercise the right, represented by this Underwriter's Purchase Option Certificate, to purchase _________ Shares and Underwriters' Warrants and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Rosedale Decorative Products Ltd. in the amount of $___________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of ______________________ whose address is________________________________________
and that such Certificate be delivered to _____________________________________
whose address is _____________________________________________________________.


Dated:__________________
                                      -----------------------------------------
                                      Signature
                                      (Signature must conform in
                                      all respects to name of
                                      holder as specified on the
                                      face of the Underwriter's
                                      Purchase Option
                                      Certificate.)


                                      -----------------------------------------
                                      Insert Social Security or
                                      Other Identifying Number of Holder)






                                        3